Exhibit 2.11

Peregrine Systems, Inc.
3611 Valley Centre Drive
San Diego, California 92130
Attention: General Counsel

July 30, 2002

MAXIMUS, Inc.
11419 Sunset Hills Road
Reston, Virginia 20190

Ladies and Gentlemen:

Reference is made to the Asset Purchase Agreement dated July 19, 2002, as amended by letter amendments dated July 25, 2002 and July 29, 2002 (the “Purchase Agreement”), by and between Peregrine Systems, Inc. (“Peregrine”) and MAXIMUS, Inc. (“MAXIMUS”). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Purchase Agreement.

This is to confirm that Peregrine and MAXIMUS each agree as follows:

1.                                       The Purchase Price contained in Section 1.3 of the Purchase Agreement is hereby reduced from $7,666,319.00 to $7,454,741.35 to reflect collection by Peregrine since July 19, 2002 of certain accounts receivable included in the Acquired Assets and listed on Schedule 1.4 of the Purchase Agreement.

2.                                       Schedule 1.4 of the Purchase Agreement is hereby amended by deleting from Section l.C of that schedule the accounts receivable listed on Exhibit A attached hereto.

3.                                       The wiring instructions contained in Section 6.1 (a) of the Purchase Agreement are to be replaced in their entirety with the following wiring instructions:

Credit:  Foothill Capital Corporation

Bank:        The Chase Manhattan Bank
Funds Transfer Services
4 New York Plaza, 15th Floor
New York, NY 10004
Attn:  Operations Manager

ABA #:  021000021

Account #:  323-266193

Re:  Peregrine Systems Proceeds of Transportation Sale

Foothill Contact:  John Nocita, (310) 453-7414.

4.                                       Section 6.1(a) of the Purchase Agreement shall not be further amended without the prior written consent of Foothill Capital Corporation.

5.                                       Section 6.2(a) of the Purchase Agreement is hereby amended to read as follows:

“Officer’s Certificate.  A certificate signed by the President or other authorized officer of Seller to the effect that the conditions set forth in Section 5.1 have been satisfied.”

6.                                       Except as expressly provided herein, the remaining terms of the Purchase Agreement shall remain in full force and effect.

Your signature below will confirm your agreement as to these matters. Thank you for your attention.

Very truly yours,

PEREGRINE SYSTEMS, INC.

	By:	/s/ Gary Greenfield
	Name:	GARY GREENFIELD
	Title:	CEO

Acknowledged and Agreed:
MAXIMUS, INC.

By:
James Paulits
President, Asset Solutions Division

4.                                       Section 6.1(a) of the Purchase Agreement shall not be further amended without the prior written consent of Foothill Capital Corporation.

5.                                       Section 6.2(a) of the Purchase Agreement is hereby amended to read as follows:

“Officer’s Certificate.  A certificate signed by the President or other authorized officer of Seller to the effect that the conditions set forth in Section 5.1 have been satisfied.”

6.                                       Except as expressly provided herein, the remaining terms of the Purchase Agreement shall remain in full force and effect.

Your signature below will confirm your agreement as to these matters. Thank you for your attention.

Very truly yours,

PEREGRINE SYSTEMS, INC.

By:
Name:
Title:

Acknowledged and Agreed:
MAXIMUS, INC.

By:	/s/ James Paulits
James Paulits
President, Asset Solutions Division